EXHIBIT 4.16
          SOCIETE CANADIENNE DE METAUX REYNOLDS, LTEE/
             CANADIAN REYNOLDS METALS COMPANY, LTD.

                      GENERAL BY-LAW NO. 1


            being the general by-laws of the Company.




                           ARTICLE ONE

                           DEFINITIONS

SECTION 1.01 In this by-law and all other by-laws of the Company, unless the context otherwise requires:

  (a)         "Act" means the Companies Act (Quebec) (R.S.Q.
          1977, c. C-38), as amended by the Act modifying the Companies Act and other statutory dispositions, S.Q. 1979, c. 31, as from time to time further amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Company to any provision of the Act shall be read as referring to the amended or substituted provisions therefor;

  (b) "articles" means the articles of incorporation of the Company attached to the certificate of incorporation dated March 31, 1994, as from time to time amended;

  (c) "by-law" means this by-law and any other by-law of the Company from time to time in force and effect;

  (d) words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice-versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

  (e) the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms of provisions; and

  (f) all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act. In the case of any conflict between the Act, the unanimous shareholder agreement (if any), the articles and the by-laws of the Company, the Act shall prevail over the unanimous shareholder agreement, the articles and the by-laws, the unanimous shareholder agreement shall prevail over the articles and the by-laws and the articles shall prevail over the by-laws.



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                           ARTICLE TWO

                           HEAD OFFICE

SECTION 2.01 The Company shall maintain a head office in Quebec in the judicial district indicated in its articles. The Company may change the address of its head office within the limits of the judicial district indicated in its articles by a resolution of its board of directors. It may also transfer its head office to another judicial district by amending its articles and such transfer shall have effect as of the date of the amendment to the articles.


                          ARTICLE THREE

                         FINANCIAL YEAR

SECTION 3.01 The fiscal year of the Company shall end on the 31st day of December in each year, or on such other date as the board of directors may from time to time by resolution determine.


                          ARTICLE FOUR

                         CORPORATE SEAL

SECTION 4.01 The Company may have one or more corporate seals which shall be such as the board of directors may by resolution from time to time adopt and change.


                          ARTICLE FIVE

                            DIRECTORS

SECTION 5.01 NUMBER AND POWERS. The Company shall be managed by a board of directors consisting of such fixed number, or minimum and maximum number, of directors as may be set out in the articles.

SECTION 5.02 QUALIFICATIONS. Subject to any provision to the contrary in the articles, a director of the Company need not be a shareholder of the Company or a resident of Canada or of Quebec. Moreover, any natural person may be a director of the Company, with the exception of a person under the age of eighteen (18) years, an interdicted person, a person of unsound mind who has been declared incapable by a court of another province or another country, and an undischarged bankrupt.

SECTION 5.03 FILLING OF VACANCIES. Subject to the Act, if a vacancy occurs in the board of directors, a quorum of the board of directors may appoint a qualified person to fill the vacancy for the remainder of the term of the director giving rise to the vacancy.

SECTION 5.04 TERM OF OFFICE. A director's term of office shall commence on the date of the meeting at which he is elected or appointed and shall terminate at the annual meeting next following his election or appointment (unless re-elected) or, if an election of the board of directors is not held at such meeting or if such meeting does not occur, on the date on which his successor is elected or appointed. A director's term of office shall also terminate if he dies or resigns, or is removed or ceases to be qualified to act as a director.

SECTION 5.05 VACATION OF OFFICE. The office of a director shall ipso facto be vacated if:

  (a)         he dies;

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  (b)         he resigns his office, by notice in writing to the
          Company, such resignation to be effective immediately upon receipt thereof by the Company unless by its terms it is made effective at a later date;

  (c) subject to the provisions of the articles, he is removed from office in accordance with the provisions of the Act by a resolution of the shareholders who are entitled to elect directors; or

  (d)         he ceases to be qualified to be a director.


SECTION 5.06 ELECTION. Directors shall be elected by the shareholders by ordinary resolution passed on a ballot at a meeting of shareholders entitled to elect directors.

        A retiring director shall remain in office until the adjournment or termination of the meeting at which his successor has been elected, unless such meeting was called for the purpose of removing him from office as a director, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal.

SECTION 5.07 VALIDATION. All acts done at any meeting of the directors by any person or persons acting as a director or directors shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any such director or directors or person or persons acting as aforesaid, or that they or any of them were disqualified as directors, be as valid as if every such person or persons had been duly appointed and qualified as directors.

SECTION 5.08 PLACE OF MEETING. Meetings of the board of directors shall be held at the head office of the Company or at any other place as the officers or directors convening the meeting may from time to time determine. A meeting of the board of directors may be convened at any time by the chairman of the board of directors, the president, any vice-president, the secretary, any assistant-secretary or by two or more directors (other than any of the foregoing officers).

SECTION 5.09 NOTICE. Notice of the time and place for the holding of any such meeting shall be given verbally or delivered or mailed or telegraphed or sent by any other form of transmitted or recorded message to each director at his latest address as shown on the books of the Company not less than two (2) days before the date of the meeting.

        For the first meeting of the board of directors to be held immediately following the election of directors at an annual or special meeting of the shareholders, no notice of such meeting need be given to the directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

SECTION 5.10 WAIVER OF NOTICE. Notice of any meeting of the board of directors or any irregularity in any meeting or in the notice thereof may be waived by any director in writing (which shall include waiver by telegram, cable or telex) addressed to the Company at its head office; such waiver may be validly given either before or after the meeting to which such waiver relates. The attendance of a director at a meeting of directors constitutes a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the holding of the meeting on the grounds that the manner of calling the meeting was irregular.

SECTION 5.11 PARTICIPATION BY TELEPHONE. A director may, if all the directors of the Company consent, participate in a meeting of the board of directors by such means, particularly by telephone as permits all persons participating in the meeting to hear each other. A director participating in such a meeting by such means shall be deemed to be present at that meeting.

SECTION 5.12 ADJOURNMENT. Any meeting of the board of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to such time and place as he may fix. No notice of an adjourned meeting need be given to any director. Any adjourned meeting shall be duly

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constituted if held in accordance with the terms of the
adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

SECTION 5.13 QUORUM. The directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of the directors in office from time to time shall constitute a quorum. Any meeting of directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the by-laws of the Company for the time being vested in or exercisable by the directors generally. Where the Company has only one director, that director shall constitute the meeting.

SECTION 5.14 VOTING. Questions arising at any meeting of the board of directors at which a quorum is present shall be decided by a majority of votes cast. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

SECTION 5.15 RESOLUTION IN WRITING IN LIEU OF MEETING. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or of the executive committee of directors, as the case may be, is as valid as if it had been passed at a meeting of directors or of the executive committee of directors, respectively.

        A copy of every such resolution shall be kept with the minutes of the proceedings of the board of directors or executive committee of directors.

SECTION 5.16 REMUNERATION OF DIRECTORS. Subject to the articles or any unanimous shareholders' agreement, the remuneration to be paid to the directors shall be such as the board of directors shall from time to time by resolution determine and such remuneration shall be in addition to the salary paid to any officer of the Company who is also a member of the board of directors. The directors may also by resolution award special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director by the Company. The confirmation of any such resolution or resolutions by the shareholders shall not be required.


                           ARTICLE SIX

                   SUBMISSION OF CONTRACTS OR
            TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

SECTION 6.01 The board of directors in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same. Any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Company's articles or any other by-
law) shall be as valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Company.


                          ARTICLE SEVEN

                            OFFICERS

SECTION 7.01 APPOINTMENT OF OFFICERS. Subject to any unanimous shareholder agreement, the board of directors, annually or as often as may be required, shall appoint a president, and if they see fit, a chairman of the board and one or more vice-presidents of the Company and may also appoint a secretary, a treasurer and one or more assistant-secretaries and/or one or more assistant-treasurers. Any two or more of such offices may be held by the same person. If the same person holds the offices of secretary and treasurer,

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he may, but need not, be known as a secretary-
treasurer. The board of directors may from time to time designate such other officers and appoint or authorize any one or more of the foregoing officers to appoint such other officers, employees and agents as it shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the board of directors or by the officer or officers appointing such other officers, employees or agents.

SECTION 7.02 QUALIFICATIONS. Subject to any contrary provisions herein, none of the officers need be a director or a shareholder of the Company.

SECTION 7.03 REMUNERATION AND REMOVAL OF OFFICERS. Subject to any unanimous shareholders' agreement, the remuneration of all officers, employees and agents elected or appointed by the board of directors may be determined from time to time by resolution of the board of directors. The fact that any officer, employee or agent is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be so determined. The board of directors may by resolution remove any officer, employee or agent at any time, with or without cause, subject to his rights under any employment contract in force between the Company and himself.

SECTION 7.04 DUTIES OF OFFICERS MAY BE DELEGATED. In case of the absence or inability or refusal to act of any officer of the Company or for any other reason that the board of directors may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

SECTION 7.05 CHAIRMAN OF THE BOARD. The board of directors may from time to time appoint a chairman of the board who shall be a director. The chairman shall be the chief executive officer of the Company. The chairman presides, if present, at all meetings of the board of directors and shareholders and shall have such other powers and duties as may from time to time be assigned to him by the board of directors.

SECTION 7.06 PRESIDENT. If no chairman has been appointed, the president shall be the chief executive officer of the Company.
If a chairman has been appointed, the president shall be the chief operating officer of the Company. He shall exercise general supervision over the business and affairs of the Company. In the absence of the chairman of the board (if any), the president shall, if present, preside at all meetings of the board of directors and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. The president shall be a director.

SECTION 7.07 VICE-PRESIDENT. The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the president, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or shareholders. The vice-president or, if more than one, the vice-presidents, shall sign such contracts, documents or instruments in writing as require his or their signatures and shall also have such other powers and duties as may from time to time be assigned to him or them by resolution of the board of directors.

SECTION 7.08 SECRETARY. The secretary (if any), shall give or cause to be given notices for all meetings of the board of directors and shareholders when directed to do so. He shall have charge of the records and of the corporate seal(s), (if any) and may affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office.

SECTION 7.09 TREASURER. Subject to the provisions of any resolution of the board of directors, the treasurer (if any) shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depositary or depositaries as the board of directors may by resolution direct. He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the board of directors or as are incident to his office. He may be required to give such bonds for the faithful performance of his duties as the board of directors in their uncontrolled discretion may require and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby provided.

SECTION 7.10 ASSISTANT-SECRETARY AND ASSISTANT-TREASURER. The assistant-secretary or, if more than one, the assistant-secretaries in order of seniority, and the assistant treasurer or, if more than one, the assistant treasurers in order of seniority, shall respectively perform all the duties of the secretary and treasurer, respectively, in the absence or inability to act of the secretary or treasurer as the case may be. The assistant-secretary or assistant-secretaries, if more than one, and the assistant-treasurer or assistant-treasurers, if more than one, shall sign such contracts, documents or instruments in writing as require his or their signatures respectively and shall have such other powers and duties as may from time to time be assigned to them by resolution of the board of directors.


                          ARTICLE EIGHT

                         INDEMNIFICATION

SECTION 8.01 STATUTORY INDEMNIFICATION. The Company shall indemnify each person who is entitled to indemnification under Sections 2150, 2151 and 2154 of the Civil Code of Quebec (Q.S. 1991, c.64) and/or Sections 123.87 to 123.89 of the Act, as the same may be amended or re-enacted from time to time, to the fullest extent possible thereunder. In addition to the foregoing and to the extent permitted by law, the Company shall also indemnify each person who is entitled to indemnification in accordance with Sections 8.02 to 8.07 of this Article

SECTION 8.02 INDEMNIFICATION IN THIRD PARTY ACTIONS. The Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he or she had reasonable cause to believe his or her conduct was in conformity with the law, except that no indemnification shall be made in respect of any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors of the Company. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was in conformity with the law.

SECTION 8.03 INDEMNIFICATION IN AN ACTION BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another co rporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which or such court shall deem proper, or (b) any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the board of directors of the Company.

SECTION 8.04 INDEMNIFICATION AS OF RIGHT. To the extent that a director, officer, employee or agent of the Company has been su ccessful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.02 and 8.03 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

SECTION 8.05 DETERMINATION OF INDEMNIFICATION. Any indemnification under Sections 8.02 and 8.03 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections 8.02 and 8.03. Such determination shall be made (a) by the board of directors (the board) by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders.

SECTION 8.06 ADVANCE FOR EXPENSES. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article.

SECTION 8.07   GENERAL PROVISIONS.

 (a) All expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding which are advanced by the Company under Section 8.05 of this Article shall be repaid (i) in case the person receiving such advance is ultimately found, under the procedure set forth in this Article, not to be entitled to indemnification, or (ii) where indemnification is granted, to the extent that the expenses so advanced by the Company exceed the indemnification to which such person is entitled.

 (b) The Company may indemnify each person, though he or she is not or was not a director, officer, employee or agent of the Company, who served at the request of the Company on a co mmittee created by the board to consider and report to it in respect of any matter. Any such indemnification may be made under the preceding provisions of this Article and shall be subject to the limitations thereof except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Company.

 (c) The provisions of this Article shall be applicable to appeals. References to "serving at the request of the Company" shall include without limitation any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its partic ipants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company."

 (d) If any section, subsection, paragraph, sentence, clause, phrase or word in this Article shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other section, subsection, paragraph, sentence, clause, phrase or word of this Article.

 (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                          ARTICLE NINE

                     MEETING OF SHAREHOLDERS

SECTION 9.01 ANNUAL MEETING. Subject to the Act, the annual meeting of the shareholders of the Company shall be held on the first Friday after April 15 in each year, or on such date in each year as the board of directors may from time to time by resolution determine, at the head office of the Company or, subject to the provisions of the Act, at any other place as may be specified in the notice convening such meeting, as the directors may by resolution determine.

SECTION 9.02 SPECIAL MEETINGS. Other meetings of the shareholders may be convened by order of the chairman of the board, president or a vice-president or by the board of directors, to be held at such time and place as may be specified in a resolution of the board of directors.

        Special meetings of shareholders shall also be convened by the board of directors or, if there is not a quorum in office, the director or directors which remain, upon receipt by the secretary of the Company of a written requisition, signed by shareholders holding in the aggregate not less than one-tenth (1/10) of the subscribed shares of the capital of the Company, stating the business to be transacted at the proposed meeting.

        If such meeting is not called and held within twenty-one
(21) days of the date on which the requisition is delivered to the head office of the Company, any shareholders, whether signatories to the requisition or not, who hold not less than one-tenth (1/10) in the value of the subscribed shares of the capital of the Company, may themselves call the meeting. Notice of any special meeting shall state the business which is to be transacted thereat.

SECTION 9.03 PLACE OF MEETINGS. Meetings of shareholders of the Company shall be held at the head office of the Company or at such other place as may be specified in the notice convening such meeting, which place must be located in the province of Quebec in the case of annual meetings of shareholders and meetings of shareholders at which any directors are elected. Notwithstanding the foregoing, the annual shareholders' meeting and any meeting of shareholders at which directors are elected may be held outside the Province of Quebec if the Company has not made distribution to the public of its securities and if its articles so provide for it, or failing a provision in the articles to that effect, if all the shareholders entitled to attend the meeting consent. A shareholder who attends meetings held outside Quebec is deemed to have so agreed except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

SECTION 9.04 NOTICE. A printed, written or typewritten notice stating the day, hour and place of meeting and the general nature of the business to be transacted shall be sent not less than ten
(10) days before the meeting by messenger or by prepaid registered or certified mail to the shareholders entitled to vote at such meeting at their respective addresses, as shown in the books of the Company. If the address of a shareholder is not shown in the books of the Company, the notice may be delivered by messenger or by prepaid registered or certified mail to the address where, in the discretion of the sender, it is most likely to be received by such shareholder. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder or by the duly appointed proxy of any shareholder by telegram, cable or telex or any other writing addressed to the Company and any such waiver may be validly given either before or after the meeting to which such waiver relates.

        The attendance of a shareholder at a meeting constitutes waiver of notice thereof or of any irregularity in the notice except where he attends for the express purpose of objecting to the holding of the meeting on the grounds that the manner of calling it was irregular.

SECTION 9.05 VOTING. Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder entitled to vote at the meeting. A shareholder may demand a ballot either before or after any vote by show of hands. Unless otherwise required by the Act, the articles of the Company or these by-laws, questions arising at any meeting of shareholders at which a quorum is present for the purposes of the matter being considered shall be decided by a majority of votes cast.

SECTION 9.06 IRREGULARITIES AND OMISSIONS. Any irregularities affecting the notice of meeting or its expedition, the involuntary omission to give any such notice or the fact that such a notice has not been received by a shareholder, shall not affect in any manner the validity of the meeting of shareholders. Furthermore, the involuntary omission of the general nature of an item of business which should have been mentioned in the notice of the meeting as being on the agenda of the meeting does not prevent such item of business from being considered and voted upon at the meeting, unless a shareholder suffers prejudice or his interests are injured as a result. A certificate signed by the secretary or any other duly authorized officer of the Company or any registrar or transfer agent for shares of the Company, shall constitute conclusive evidence of the expedition of a notice of meeting to the shareholders and the shareholders shall be bound by such certificate.

SECTION 9.07 RIGHT TO VOTE. Subject to the articles of the Company, at all shareholders' meetings, each shareholder entitled to vote has as many votes as he holds shares in the Company, and he may, subject to section 9.09 hereof, vote by proxy. However, no shareholder in arrears in respect of any call may vote at a shareholders' meeting.

SECTION 9.08 VOTES. Every question submitted to any meeting of shareholders shall be decided in the first instance on a show of hands, unless a poll is demanded. In case of an equality of votes, the chairman of the meeting, both on a show of hands and on a poll, shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder. At any meeting, unless a poll is demanded, a declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried unanimously or by a particular majority, along with an entry to that effect in the minute books of the Company, will constitute prima facia evidence of that fact without proof of the number or proportion of votes recorded in favour of or against such resolution.

        The chairman of the board, if any, shall preside at every meeting of shareholders of the Company. If there is no chairman of the board or if he is absent, the president of the Company shall preside as chairman and in his absence this right devolves to the vice-president(s) designated for the purpose of the board of directors. If at any meeting, none of the officers mentioned above is present within the first fifteen (15) minutes following the time fixed for the holding of the meeting, the shareholders present shall select from their number a chairman of such meeting.

        If at any meeting a poll is demanded on the election of a chairman or on the question of adjournment or termination, it shall be taken forthwith without adjournment. If a poll is demanded on any other question or as to the election of directors, it shall be taken in such manner and either at once or later at the meeting or after an adjournment as the chairman of the meeting directs. The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. A demand for a poll may be withdrawn.

        Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

        Where two (2) or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

SECTION 9.09 PROXIES. A shareholder, including a shareholder that is a body corporate, who is entitled to vote at a meeting of shareholders, may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxyholder holding the right to vote on behalf of an absent shareholder, shall not have the right to vote on show of hands.

        An instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof, duly authorized. A proxy expires at the end of one year from the date on which it is issued unless it expressly specifies some other period.

        Unless a relevant statute requires another form, an instrument appointing a proxyholder may be in the following form or any similar form:

               "The undersigned shareholder of ..... hereby
     appoints  ..... of .... or failing him, of ..... as the
     proxy of the undersigned to attend and act for and on behalf of the undersigned at the meeting of the shareholders of the said Company to be held on the ....
     day of ...., 19.., and at any adjournment thereof to
     the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment thereof.

     Dated the day of ...., 19...


     Signature of shareholder



     NOTE

     This form of proxy must be signed by a shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, either under its seal or by an officer or attorney thereof duly authorized."

        An instrument appointing a proxy carries with it the revocation of any previous instrument appointing another proxy in respect of such meeting. The instrument appointing a proxy may be revoked at any time.

        The directors may from time to time pass regulations regarding the deposit of instruments appointing a proxy at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held. They may as well from time to time pass regulations regarding particulars of such instruments to be telegraphed, cabled, telexed or sent in writing to the Company or any agent of the Company for the purpose of receiving such particulars. These regulations may provide that any instrument appointing a proxyholder so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting in case of adjournment, and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to regulations, if any, made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Company. Any votes given in accordance with such communications accepted by a chairman of the meeting shall be counted.

SECTION 9.10 ADJOURNMENT. The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place. If a meeting of shareholders is adjourned by one or more adjournments for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earlier meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty
(30) days or more or, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as for an original meeting.

        Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form a quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling same.

SECTION 9.11 QUORUM. Unless otherwise required by the Act, the articles or any other by-law, one or more persons present and holding or representing by proxy at least one (1) issued share of the Company entitled to vote at the meeting shall constitute a quorum of any meeting of shareholders for the choice of a chairman of the meeting and for the adjournment of the meeting. For all other purposes, one or more persons present and holding or representing by proxy not less than fifty-one percent (51%) of the shares entitled to vote at the meeting shall constitute a quorum for such a meeting.

SECTION 9.12 RESOLUTION IN WRITING IN LIEU OF MEETING. A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

        A copy of every such resolution shall be kept with the minutes of the meetings of shareholders.

SECTION 9.13   PARTICIPATION BY TELEPHONE.  So long as the
Company has not made a distribution of its securities to the public, the shareholders of the Company may participate and vote at a shareholders' meeting by any means allowing all the participants to communicate with each other.

                           ARTICLE TEN

                             SHARES

SECTION 10.01 ALLOTMENT. The board of directors may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the capital of the Company, including any shares created by an amendment to the articles increasing or otherwise varying the capital of the Company, to such person or persons or class of persons as the board of directors shall, by resolution, determine.

SECTION 10.02 CALLS. The board of directors may, by resolution, make calls upon the shareholders in respect of any moneys unpaid on the whole or any part of shares held or subscribed by them, at the times and in the manner required or permitted by the Act, the articles or the by-laws.

        A call shall be deemed to have been made at the time when the resolution of the board of directors authorizing such call was passed. If a shareholder fails to pay any call due by him, on or before the day appointed for the payment thereof, he shall be liable to pay interest thereon at the rate of six percent (6%) per annum on the sum due from the date appointed for the payment of such call to the time of actual payment.

        The directors may, if they think fit, receive from any shareholder willing to advance the same, all or any part of the amounts due on shares held by such shareholder, in addition to amounts then actually owing by virtue of a call or calls on shares held by him. The Company may pay interest at a rate not exceeding eight percent (8%) per annum as may be agreed between the directors and the shareholders who pay such sums in advance, on the moneys so paid in advance, or so much thereof as, from time to time exceeds the amount of the call then made upon the shares in respect of which the advance payment was made.
        However, if after a call is made and notice thereof is given to the shareholder as prescribed by the resolution of the directors authorizing such call, the call is not paid within such time as the directors prescribe by the said resolution, the directors may, in their discretion, by resolution to that effect and duly recorded in the minutes, summarily declare forfeited such share or shares for which the amount called has not been paid and the same shall thereupon become the property of the Company and may be disposed of as the directors may prescribe. However, notwithstanding such forfeiture, the holder of such shares at the time of the forfeiture shall continue to be liable towards the then creditors of the Company, for the total amounts unpaid on such shares at the time of the forfeiture, less the amounts which are subsequently received by the Company in respect thereof.

        Instead of declaring any share or shares forfeited, the directors may, if they see fit, enforce payment of all calls, and interest thereon, by action in any court of competent jurisdiction, the whole as prescribed by the Act.

SECTION 10.03 SHARE CERTIFICATES. Share certificates (and the form of stock transfer power on the reverse side thereof) shall be in such form and signed by such director(s) and/or officer(s) as the board of directors may from time to time by resolution determine.

SECTION 10.04 REGISTRAR AND TRANSFER AGENTS. The board of directors may provide for the registration of securities issued as well as the registration of transfers of securities of the Company in one or several places. The board of directors may from time to time by resolution appoint or remove one or more registrars and/or branch registrars (which may but need not be the same person) to keep the register of securities and/or holders. The board of directors may also appoint one or more transfer agents and/or branch transfer agents (which may but need not be the same person) to keep the registers of securities and/or transfers. All certificates issued after any such appointment representing securities issued by the Company and in respect of the class for which such appointment has been made shall be countersigned by or on behalf of the said registrar transfer agent of such securities as the case may be.

SECTION 10.05 TRANSFERS. All transfers of shares of the capital of the Company and all pertinent information relating thereto shall be registered in the register of transfers. Registration of a transfer of shares of the capital of the Company in the register of transfers held at the head office of the Company or elsewhere as provided for in the by-laws, shall constitute a complete and valid transfer. Subject to any provision to the contrary contained in the Act, no transfer of shares of the capital of the Company shall be valid for any purpose until entry thereof is duly made in the register of transfers or in a branch register of transfers. The directors may refuse to register any transfer of shares belonging to any shareholder who is indebted to the Company. A share may not be transferred without the consent of the directors if its price has not been fully paid.
No share shall be transferable until all calls payable thereon up to the time of transfer have been fully paid.

SECTION 10.06 SURRENDER OF SHARE CERTIFICATES. No transfer of a share issued by the Company shall be recorded or registered unless and until the certificate representing the share to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Company in respect of such share, unless and until a duly executed share transfer power in respect thereof has been presented for registration.

SECTION 10.07 REPLACEMENT OF CERTIFICATES. Where a shareholder declares under oath to the Company or the registrar, a branch registrar, transfer agent or a branch transfer agent of the Company, that the share certificate which he held has been destroyed, stolen or lost, and describes the circumstances under which this occurred, and provides, if so required, a bond against any loss for which the Company may be held responsible with regard to the issue of a new certificate, the president, or vice-president, the secretary or the treasurer, may issue a new certificate in replacement of the one which has been destroyed, stolen or lost.


                         ARTICLE ELEVEN

                            DIVIDENDS

SECTION 11.01 Subject to the provisions of the Act, the board of directors may from time to time by resolution declare dividends payable to the shareholders according to their respective rights and interests in the Company. Dividends may be paid in money or property or by issuing fully paid shares of the Company.

        The directors may deduct from the dividends payable to a shareholder any amounts owed by the shareholder to the Company by virtue of a call or calls or for any other reason.

        As long as the Company pays interest on any amounts received in advance on shares in addition to amounts due by virtue of a call or calls, such amounts shall not be deemed paid on the said shares.

        Before declaring a dividend or a distribution of profits of the Company, the directors may transfer such sums as they may in their discretion decide to one or several reserve funds which may be used at the discretion of the directors for all purposes for which the profits of the Company may be legally applied.


                         ARTICLE TWELVE

                           RECORD DATE

SECTION 12.01 The board of directors is authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. In such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwith-standing any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. Any such record date fixed in connection with a meeting of shareholders shall not be less than ten (10) days before the date of such meeting.


                        ARTICLE THIRTEEN

                             NOTICES

SECTION 13.01 NOTICE TO JOINT SHAREHOLDERS. If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

SECTION 13.02 PERSONS BECOMING ENTITLED BY TRANSFER OR OPERATION OF LAW. Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Company shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Company shall have been duly given to the person or persons from whom he derives his title to such shares.

SECTION 13.03 DECEASED SHAREHOLDERS. Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder be then deceased and whether or not the Company has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person is entered in his stead in the records of the Company as the holder or one of the holders thereof. Such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

SECTION 13.04 SIGNATURES TO NOTICES. The signature of any director or officer of the Company to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

SECTION 13.05 COMPUTATION OF TIME. Where a given number of days, notice or notice extending over any period is required to be given under any provisions of the articles or by-laws of the Company, the day of service or posting of the notice shall, unless it is otherwise provided, be counted in such number of days or other period and such notice shall be deemed to have been given or sent on the day of service or posting.

        A notice or other document served by post by the Company on a shareholder shall be held to be served at the time when the registered or certified letter containing it would be delivered in the ordinary course of post, and to prove the fact and time of service it shall be sufficient to prove that such letter was properly addressed and put into the post office at the time when it was put in and the time required for its delivery in the ordinary course of post.


                        ARTICLE FOURTEEN

                             AUDITOR

SECTION 14.01 Subject to sections 123.98 to 123.100 of the Act, an auditor shall be appointed each year by the shareholders at their first meeting and at every subsequent annual meeting. The remuneration of the auditor shall be set by the shareholders or by the directors when this power has been delegated to them by the shareholders. No director or officer of the Company may be appointed as auditor. If the auditor ceases to exercise his functions for any reason before the end of his term, the directors may fill the vacancy and appoint a replacement auditor who shall act as auditor until the annual meeting of shareholders next following his appointment.

                         ARTICLE FIFTEEN

                     CHEQUES, DRAFTS, NOTES

SECTION 15.01 All cheques, drafts or orders for the payment of money and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not officers of the Company, and in such manner as the board of directors may from time to time determine by resolution.


                         ARTICLE SIXTEEN

                      CUSTODY OF SECURITIES

SECTION 16.01 All securities (including warrants) owned by the Company shall be lodged (in the name of the Company) with a chartered bank or a trust company or in a safety deposit box or with such other financial institution or in such other manner as may be determined from time to time by the proper officers of the Company.


                        ARTICLE SEVENTEEN

                     EXECUTION OF CONTRACTS

SECTION 17.01 Interested Directors or Officers. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of the directors or officers of the Company are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the Company is present at or participates in the meeting of the board of directors at which the contract or transaction is authorized if:

 (a) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the board of directors and the board of directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors of the Company; provided, however, that common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors; or

 (b) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the shareholders of the Company entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders of the Company.

                        ARTICLE EIGHTEEN

                          DECLARATIONS

SECTION 18.01 The chairman of the board, if any, the president of the Company, any vice-president, secretary and/or treasurer, the assistant-secretaries and/or assistant-treasurers, comptroller, accountant, chief clerk, or any other officer or person authorized by an officer of the Company, is authorized and empowered to appear and make answer for the Company to all writs, orders and interrogatories upon articulated facts issued out of any court, to declare for and on behalf of the Company any answer to writs of attachment by way of garnishment in which the Company is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any or all judicial proceedings to which the Company is a party, to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor of the Company, to attend and vote at all meetings of creditors of any of the Company's debtors and grant proxies in connection therewith, and to generally do all such things in respect thereof as he deems to be in the best interests of the Company.


                        ARTICLE NINETEEN

                      AMENDMENTS TO BY-LAWS

SECTION 19.01 The board of directors may from time to time repeal, amend, or re-enact the by-laws of the Company, but every such by-law, (except by-laws respecting agents, officers and servants of the Company, and except such by-laws which require, under the provisions of the Act, to be approved or sanctioned by the shareholders before coming into effect) and every repeal, amendment or re-enactment thereof unless in the meantime confirmed at a meeting of the shareholders of the Company duly called for that purpose, shall have force only until the next annual meeting of shareholders of the Company, and in default of confirmation thereat, shall, at and from that time only, cease to be in force.


                         ARTICLE TWENTY

                BORROWING OF MONEY BY THE COMPANY

SECTION 20.01 The directors of the Company may from time to time:

     (a)  borrow money upon the credit of the Company;

     (b) issue debentures or other securities of the Company, and pledge or sell the same for such sums and at such prices as may be deemed expedient;

     (c) hypothecate the immovable and movable property or otherwise affect the movable property of the Company.

        The limitations and restrictions contained in this section shall not apply to the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

SECTION 20.02 DELEGATION. The board may from time to time delegate to such one or more of the directors and officers of the Company as may be designated by the board all or any of the powers conferred on the board by section 20.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

        The powers hereby confirmed by this paragraph and the preceding paragraph shall be deemed to be in supplement to and not in substitution for any other borrowing powers which may otherwise be conferred on the directors or officers of the Company independently of such paragraphs.


                       ARTICLE TWENTY-ONE

                   SPECIAL POWERS OF DIRECTORS

SECTION 21.01 The board of directors of the Company may from time to time purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of stock, rights, warrants, options, debentures, lands, buildings, and other property, moveable and immoveable, and grant any right or privilege on the property of the Company for such considerations and upon such terms and conditions as they may deem advisable. Without limiting the generality of the foregoing, by this article the directors expressly authorize the Company to utilize, in whole or in part, its funds for the purchase of shares of other companies.

ENACTED ON MARCH 31, 1997.

CONFIRMED ON MARCH 31, 1997.



                                   Paul Ratki
                                   Paul Ratki
                                   President



                                   D. Michael Jones
                                   D. Michael Jones
                                   Vice President, General Counsel
                                   and Assistant Secretary

             CANADIAN REYNOLDS METALS COMPANY, LTD./
           SOCIETE CANADIENNE DE METAUX REYNOLDS, LTEE


                          BY-LAW 1997-1


          Being a by-law authorizing the Company to file articles of amendment with the Inspecteur general des institutions financieres in order to obtain a certificate of amendment:

     1. THAT the Company files the articles of amendment with the Inspecteur general dees institutions financieres, in order to obtain a certificate of amendment amending Appendix 1 referred to in Item 5 of the Articles of Incorporation forming part of the Certificate of Incorporation dated March 31, 1994 by deleting Sections II. (d) and II. (e): and

     2. THAT any one of the directors of the Company be and he is hereby authorized to sign all documents and forms necessary or incidental for the due carrying out of the foregoing.


     Adopted:   September 23, 1997


F:\MBH\FORMS\BY-LAW.DOC